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                                                                    EXHIBIT 10.6




                               LANTE CORPORATION

              EMPLOYMENT, CONFIDENTIALITY AND NONCOMPETE AGREEMENT
              ----------------------------------------------------

     THIS EMPLOYMENT, CONFIDENTIALITY AND NONCOMPETE AGREEMENT (this "Agreement") is made as of June 17, 1999, between Lante Corporation, an Illinois corporation (the "Company"), and Mark A. Tebbe ("Executive").

     The Company and Executive desire to enter into an agreement (i) defining the relative rights of the Company and Executive with respect to Inventions (as defined below) owned by the Company or its customers or clients to which Executive may have access or may contribute as a result of Executive's employment with the Company and (ii) setting forth the obligation of Executive to refrain from competing with the Company during his employment with the Company and for a period of time thereafter as provided herein.

     The Company is entering into a Series A Convertible Preferred Stock Purchase Agreement, dated as of the date hereof, with certain investors (the "Purchase Agreement"). In order to induce the Investors to enter into the Purchase Agreement and the other agreements contemplated thereby and to purchase the Convertible Preferred in the manner contemplated thereby, Executive has agreed to enter into this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Section 4 hereof (the "Employment Period").

2.   Position and Duties.

     a. During the Employment Period, Executive shall serve as the Chairman of the Company's Board of Directors (the "Board") and shall serve as an executive officer of the Company, with the normal duties, responsibilities and authority of the attendant to an executive officer, subject to the general power of the Board to expand or limit such duties, responsibilities and authority and to override actions of officers of the Company.

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     b.   During the Employment Period, Executive shall report to the Board and shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company. Executive shall perform his duties and responsibilities to the Company hereunder to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

3.   Compensation and Benefits.

     a. During the Employment Period, Executive's base salary shall be $360,000 per annum or such rate as the Board of the Compensation Committee of the Board may designate from time to time (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company are generally eligible (collectively "Executive Benefits").

     b. During the Employment Period, the Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

     c. In addition to the Base Salary, the Board may, in its sole discretion, award a bonus to Executive following the end of each fiscal year during the Employment Period based upon Executive's performance and the Company's operating results during such year (the "Annual Bonus").

4.   Employment.

     a. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided below in this Section 4 hereof (the "Employment Period").

     b. The Employment Period shall continue until the earlier of (i) Executive's resignation, (ii) Executive's death or disability or other incapacity (as determined by a majority of the disinterested Board in its good faith judgment) or (iii) termination by the Company, whether for Cause (as defined in clause (e) below) or without Cause. The date of termination of the Employment Period is referred to herein as the "Termination Date".

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     c.   Upon termination of the Employment Period for any reason (other than a termination by the Company or its successors for Cause (as defined in clause (d) below)), the Company shall have the right, in its sole discretion, to elect to pay Executive thereafter in regular installments the Severance Amount (as defined below), by delivering written notice to Executive no later than the fifteenth day following the Termination Date; provided that if the Company makes such election, the Company shall be required to make payments of the Severance Amount in accordance with the Company's general payroll practices and provide Executive Benefits to Executive if and only so long as Executive has not breached the provisions of Section 8 and
          Section 9 hereof in any material respect. If the Company fails to make the election described in this clause (c) or if the Company fails to pay the Severance Amount or provide the Executive with Executive Benefits for any reason or for no reason other than a breach of
          Section 8 or 9 in a material respect, Executive's obligations under
          Section 8 hereof (regarding Noncompetition) shall immediately terminate, notwithstanding any provision in such Section to the contrary. Executive and the Company each agree to enter into a mutual release effective as of the Termination Date (but not including with respect to the provisions of this Agreement) which mutual release shall be in form and substance satisfactory to the Company and the Executive.

          For purposes of this Agreement, the term "Severance Amount" means an amount per annum equal to the sum of (i) Executive's Base Salary in effect as of the Termination Date, and (ii) an amount based on the Annual Bonus most recently paid to Executive.

     d. For purposes of this Agreement, "Cause" shall mean (i) the conviction of a felony, (ii) chronic drug or alcohol abuse or (iii) a wilful and repeated failure to substantially perform duties which results in serious material damage to the Company after 30 day written notice of such failure.

5.   Inventions.

     a. As used herein, the term "Inventions" means any discovery, improvement, idea, design, new development, device, product, method or process (whether or not patentable or reduced to practice or comprising Confidential Information (as defined below)), any copyrightable work (whether or not comprising Confidential Information) or any other form of Confidential Information, in each case (i) which reasonably relates to the business of the Company as previously and as hereinafter conducted, (ii) which reasonably relates to the Company's actual or demonstrably anticipated research or development, (iii) which results primarily from any work performed by Executive for or on behalf of the Company and its businesses, (iv) for which equipment, supplies, facility or trade secret information of the

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          Company is used in any material respect or (v) which is developed by the Company at any time.

     b. In the event that Executive as part of his activities on behalf of the Company generates, authors or contributes to (and to the extent that Executive has generated, authored or contributed to) any Inventions, Executive acknowledges that such Inventions are the exclusive property of the Company and hereby assigns all right, title and interest in and to such Inventions to the Company.

     c. Any Invention made, authored or conceived, either solely or jointly with others, whether before or after the date hereof, will be deemed "a work made for hire" under Section 201(b) of the 1976 Copyright Act, and the Company shall own all of copyright and other rights comprised therein. Executive shall (i) keep accurate, complete and timely records of any material Inventions, which records shall be the Company's property and shall be retained on the Company's premises,
          (ii) promptly and fully disclose and describe all material Inventions in writing to the Company and shall reasonably cooperate with the Company to protect the Company's interests in and rights to such Inventions (including, without limitation, providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after termination of Executive's employment with the Company) so long as the Company pays all costs and expenses thereof, and (iii) acknowledge and deliver promptly to the Company (without charge to the Company, but at the Company's expense) such written instruments and such other acts as may be necessary in the opinion of the Company to obtain and preserve such property rights and to vest the entire right and title thereto in the Company.

     d. In accordance with Section 2872 of the Illinois Employee Patent Act, Ill. Rev. Stat. Chap. 140, (S) 301 et seq. (1983), Executive is hereby advised that this Section 5 regarding the Company's ownership of Inventions does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on Executive's own time, unless
          (i) the invention relates to the business of the Company or to the Company's actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by Executive for or on behalf of the Company.

     e. With respect to any Inventions, Executive hereby represents and warrants to the Company that no prior assignment of or license, agreement or permission pertaining to any Inventions has been granted by Executive; Executive has never agreed to indemnify any person or entity from or against any interference, infringement, misappropriation or violation with respect to any Invention.


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6.   Nondisclosure and Nonuse of Confidential Information.

     a. During the Employment Period or thereafter, Executive shall not, at any time, disclose, reveal or report at any time, any Confidential Information (as defined below) of which Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Executive's performance of duties assigned to Executive by the Company or by law or legal process. Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. In addition, Executive will cooperate with the Company in the execution of any personal confidentiality agreement which may be requested or required of Executive by any of the Company's customers, clients or other business relations from time to time containing terms consistent with this Section 6.

     b. As used in this Agreement, the term "Confidential Information" means information that is proprietary to the Company and is not known to the public and that is primarily used or is developed or obtained by the Company or any of its clients and customers in connection with its business, including, but not limited to, (i) products or services,
          (ii) fees, costs and pricing structures, (iii) designs and sales proposals, (iv) operations, processes and analysis, (v) drawings, photographs, research, development and reports, (vi) computer software, including operating systems, applications, program listings and techniques, (vii) flow charts, manuals and documentation, (viii) data bases, business systems and computer systems, (ix) accounting and business methods and other financial information, (x) products, inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice,
          (xi) customers and clients and customer or client lists, (xii) copyrightable works, (xiii) all information comprising the Inventions,
          (xiv) all technology and trade secrets, and (xv) all similar and related information in whatever form. Confidential Information shall not include any information that has been disclosed in a form available to the public prior to the date Executive proposes to disclose or use such information. All information disclosed to Executive by the Company or which Executive should reasonably expect to be Confidential Information or which is reasonably treated by the Company or its customers, clients or other business relations as being confidential information of the Company shall be presumed to be Confidential Information for purposes of this Agreement.

7. Delivery of Materials Upon Termination of Employment. As requested by the Company from time to time and upon the Termination Date, Executive shall promptly deliver to the Company all copies and embodiments, whether in paper, electronic or any other form, of all Confidential Information and Inventions in Executive's possession or reasonably within

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     his control (including, but not limited to, written records, files, books, notes, photographs, manuals, notebooks, documentation, program listings, hardware, software, flow charts, magnetic media, keys, keycards, disks, diskettes, tapes, Company credit cards and all other materials containing any Confidential Information or Inventions) irrespective of the location or form of such material and, if requested by the Company, shall provide the Company with written confirmation that all such materials have been delivered to the Company.

8. Noncompetition. Executive acknowledges and agrees with the Company that Executive's services to the Company are (and, prior to the date hereof, have been) unique in nature and that the Company would be irreparably damaged if Executive were to provide similar services to any person or entity competing with the Company or engaged in a similar business. Executive accordingly covenants and agrees with the Company that during the Employment Period and through the second anniversary of the Termination Date (the "Noncompetition Period"), Executive shall not, whether directly or indirectly, participate in any business (including, without limitation, any division, group or franchise of a larger organization) anywhere in the United States which engages or which proposes to engage in any business now or hereafter conducted by the Company but prior to the earlier of the Termination Date or the date a Sale of the Company (as defined in the Second Shareholders Agreement dated as of the date hereof) has occurred. For purposes of this Agreement, the term "participate in" shall mean having any direct or indirect ownership interest in any corporation, partnership, limited liability company, joint venture or other entity, whether as a sole proprietor, owner, stockholder, partner, member, joint venturer, creditor or otherwise, or rendering any direct or indirect material service or assistance to any individual, corporation, partnership, limited liability company, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, advisor, consultant or otherwise); provided that the foregoing restriction shall not prohibit Executive from owning publicly traded securities of any company, so long as Executive does not own securities representing an ownership interest in excess of 5% of such company.

9. Nonsolicitation. During the Noncompetition Period, Executive shall not, without the Company's prior written consent, directly or indirectly, by himself or as agent of another or through others as Executive's agents, (i) solicit any customer, supplier, licensee or other business relation of the Company with whom the Company has performed material services for, submitted proposals to or otherwise had a business relationship with during the 18 month period prior to such solicitation, (ii) induce or attempt to induce any material customer, supplier, licensee or other business relation of the Company to withdraw, curtail or cancel its business with the Company, or in any material respect interfere with the relationship between any such customer, supplier, licensee or business relation and the Company,
     (iii) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, or (iv) solicit for employment, or seek to engage as

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     a consultant or advisor any person who was an employee of or consultant or advisor to the Company during the 18 month period prior to such solicitation.

10. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) directed to the recipient at the address below indicated:

          To the Company:
          ---------------

          Lante Corporation
          161 North Clark Street
          Chicago, Illinois 60601
          Attention:  Chief Executive Officer

          With copies to:
          --------------

          Frontenac Company
          135 South LaSalle Street
          Chicago, Illinois

          To Executive:
          ------------

          Mark A. Tebbe
          c/o Lante Corporation
          161 North Clark Street, #4900
          Chicago, Illinois 60601

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

11.  General Provisions.

     a. Company Subsidiaries. For purposes of this Agreement, the term "Company" shall include all subsidiaries of the Company.

     b. Absence of Conflicting Agreements. Executive hereby warrants and covenants that (i) his employment by the Company and his execution, delivery and performance of this Agreement do not and shall not result in a breach of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which Executive is subject,
          (ii) Executive is not a party to or bound by any employment


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          agreement, noncompete agreement or confidentiality agreement with any other person or entity or any other agreement relating in any way to the subject matter hereof and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

     c. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The parties agree that a court of competent jurisdiction making a determination of the invalidity or unenforceability of any term or provision of Section 8 or Section 9 of this Agreement shall have the power to reduce the scope, duration or area of any such term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision in Section 8 or Section 9 with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     d. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     e. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     f. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and Executive and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement may not be assigned or delegated without the prior written consent of the Company and that the Company shall not assign this agreement in any way except in connection with a Sale of the Company.

     g. Choice of Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

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     h.   Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that Executive's breach of any term or provision of this Agreement shall materially and irreparably harm the Company, that money damages shall accordingly not be an adequate remedy for any breach of the provisions of this Agreement by Executive and that the Company in its sole discretion and in addition to any other remedies it may have at law or in equity may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

     i. Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                    LANTE CORPORATION


                                    By /s/ C. Rudy Puryear
                                       -----------------------------------

                                    Its Pres. and CEO
                                       -----------------------------------

                                       /s/ Mark A. Tebbe
                                     -------------------------------------
                                                 Mark A. Tebbe




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